EXHIBIT 32.1

CERTIFICATION PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF

TITLE 18, UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Kraton Performance Polymers, Inc., a Delaware corporation, and Kraton Polymers LLC, a Delaware limited liability company (each, the “Registrant”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 (“Form 10-Q”) of the Registrant fully complies with the requirements of section 13(a) or 15(d) the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Kraton.

Date: November 3, 2010

By:	/S/ KEVIN M. FOGARTY
Kevin M. Fogarty President and Chief Executive Officer

By:	/S/ STEPHEN E. TREMBLAY
Stephen E. Tremblay Vice President and Chief Financial Officer

(A signed original of this written statement required by Section 906 has been provided to Kraton Performance Polymers, Inc. and Kraton Polymers LLC and will be retained by them and furnished to the Securities and Exchange Commission or its staff upon request.)